Exhibit 2.2


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                          AGREEMENT AND PLAN OF MERGER


                                  BY AND AMONG


                          CEDRIC KUSHNER BOXING, INC.,


                        CEDRIC KUSHNER PROMOTIONS, LTD.,


                         BIG CONTENT ACQUISITION CORP.,


                               BIG CONTENT, INC.,


                        MACKIN CHARITABLE REMAINDER TRUST


                                       AND


                           LIVINGSTON INVESTMENTS, LLC




                            DATED AS OF MARCH 8, 2002

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                                TABLE OF CONTENTS


ARTICLE 1: MERGER OF NEWCO WITH AND INTO BIG CONTENT AND RELATED MATTERS.....1

   1.1  The Merger...........................................................1
   1.2  Conversion of Stock..................................................2
   1.3  Merger and Other Consideration.......................................3
   1.4  Zenascent Merger.....................................................4
   1.5  Additional Rights; Taking of Necessary Action; Further Action........4
   1.6  No Further Rights or Transfers.......................................4


ARTICLE 2: THE CLOSING.......................................................4

   2.1  Closing Date.........................................................4
   2.2  Closing Transactions.................................................5


ARTICLE 3: CERTAIN CORPORATE ACTION..........................................6

   3.1  Big Content Action...................................................6
   3.2  Boxing and Newco Corporate Action....................................6


ARTICLE 4: REPRESENTATIONS AND WARRANTIES....................................7

   4.1  Representations and Warranties of Big Content........................7
   4.2  Representations and Warranties of Boxing and Newco...................9
   4.3  Representations and Warranties of Livingston and Mackin.............11


ARTICLE 5: AGREEMENTS OF THE PARTIES........................................12

   5.1  Access to Information...............................................12
   5.2  Confidentiality; No Solicitation....................................12
   5.3  Interim Operations..................................................14
   5.4  Consents............................................................15
   5.5  All Reasonable Efforts..............................................15
   5.6  Notification of Certain Matters.....................................16
   5.7  Expenses............................................................16
   5.8  Documents at Closing................................................16
   5.9  Zenascent Merger....................................................16
   5.10 Transfer of Certain Assets..........................................16


ARTICLE 6: CONDITIONS TO CONSUMMATION OF THE MERGER.........................17

   6.1  Conditions to Obligations of Big Content............................17
   6.2  Conditions to Boxing's Obligations..................................17


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ARTICLE 7: TERMINATION......................................................18

   7.1  Termination.........................................................18
   7.2  Notice and Effect of Termination....................................19
   7.3  Extension; Waiver...................................................19
   7.4  Amendment and Modification..........................................19


ARTICLE 8: MISCELLANEOUS....................................................19

   8.1  Certain Restrictions on the Transfer of Zenascent Stock.............19
   8.2  Survival; Remedies..................................................20
   8.3  Notices.............................................................20
   8.4  Agreement; Assignment...............................................21
   8.5  Binding Effect; Benefit.............................................21
   8.6  Headings............................................................21
   8.7  Counterparts........................................................21
   8.8  Governing Law.......................................................21
   8.9  Arbitration.........................................................21
   8.10 Severability........................................................22
   8.11 Certain Definitions.................................................22

EXHIBIT A:  10% Senior Promissory Note

EXHIBIT B:  Consulting Agreement

EXHIBIT C:  Pledge and Security Agreement


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                          AGREEMENT AND PLAN OF MERGER

      THIS AGREEMENT AND PLAN OF MERGER (the "Agreement"), is made and entered into as of March 8, 2002, by and among CEDRIC KUSHNER BOXING, INC., a Delaware corporation ("Boxing"), CEDRIC KUSHNER PROMOTIONS, LTD., a New York corporation and a wholly-owned subsidiary of Boxing ("CKP") BIG CONTENT ACQUISITION CORP., a Delaware corporation and wholly owned subsidiary of Boxing ("Newco"), BIG CONTENT, INC., a Delaware corporation ("Big Content"), MACKIN CHARITABLE REMAINDER TRUST, a Florida trust ("Mackin"), and LIVINGSTON INVESTMENTS, LLC, a Florida limited liability company ("Livingston").

                                    RECITALS

      WHEREAS, Boxing and Big Content have determined that it is in the best interests of their respective stockholders for Newco to merge with and into Big Content upon the terms and subject to the conditions set forth in this Agreement;

      WHEREAS, the respective Boards of Directors of Boxing, Newco and Big Content have each approved this Agreement, the consummation of the transactions contemplated hereby and the execution and delivery of this Agreement;

      WHEREAS, Livingston, the majority shareholder of Big Content, has incurred certain expenses on behalf of or related to Big Content and possesses certain knowledge and expertise in connection with Big Content and its business that will be of value to Boxing following the merger of Newco and Big Content, and, accordingly, Boxing and Livingston wish to enter into certain agreements in connection with such merger as described herein; and

      WHEREAS, for federal income tax purposes, it is intended that the merger shall qualify as a reorganization under the provisions of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code");

      NOW, THEREFORE, in consideration of the foregoing premises and representations, warranties and agreements contained herein, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:


                    ARTICLE 1: MERGER OF NEWCO WITH AND INTO
                         BIG CONTENT AND RELATED MATTERS

      1.1   THE MERGER.

      (a) Upon the terms and conditions of this Agreement, at the Effective Time (as defined herein), Newco shall be merged with and into Big Content (the "Merger") in accordance with the provisions of the Delaware General Corporation Law (the "DGCL"), the separate corporate existence of Newco shall cease and Big Content shall continue as the surviving corporation (the "Surviving Corporation") under the laws of the State of Delaware. The Merger shall have the effects set forth in Section 251 of the DGCL.

      (b) Subject to the provisions of this Agreement, a certificate of merger (the "Certificate of Merger") shall be duly prepared, executed and acknowledged by the Surviving Corporation and thereafter delivered to the Secretary of State of the State of Delaware for filing, as provided in the DGCL, as soon as practicable on or after the Closing Date (as defined in Section 2.1). The Merger shall become effective upon the filing of the Certificate of Merger with the Secretary of State of the State of Delaware or at such time thereafter as provided in the Certificate of Merger pursuant to the mutual agreement of Boxing and Big Content (the "Effective Time").

      (c) At the Effective Time:

            (i) Big Content shall continue its existence under the laws of the State of Delaware as the Surviving Corporation;

            (ii) the separate corporate existence of Newco shall cease;

            (iii) all rights, title and interests to all assets, whether tangible or intangible and any property or property rights owned by Newco or Big Content shall be allocated to and vested in the Surviving Corporation without reversion or impairment, without further act or deed, and without any transfer or assignment having occurred, but subject to any existing liens or other encumbrances thereon, and all liabilities and obligations of Big Content or Newco shall be allocated to the Surviving Corporation, which shall be the primary obligor therefor and, except as otherwise provided by law or contract, no other party to the Merger, other than the Surviving Corporation, shall be liable therefor;

            (iv) the Certificate of Incorporation of the Surviving Corporation shall be the Certificate of Incorporation of Newco as in effect immediately prior to the consummation of the Merger;

            (v) the By-Laws of the Surviving Corporation shall be the By-Laws of Newco as in effect immediately prior to the consummation of the Merger, and shall continue in full force and effect until thereafter amended as provided by law and such By-Laws; and

            (vi) the officers and directors of the Surviving Corporation shall be the officers and directors of Newco as of the time immediately preceding the Effective Time and such persons shall serve in such positions for their respective terms provided by law or in the By-Laws of the Surviving Corporation and until their respective successors are elected and qualified.

      1.2 CONVERSION OF STOCK.

      (a) Conversion of Stock. At the Effective Time, by virtue of the Merger and without any action on the part of any holder thereof:

            (i) Each issued and outstanding share of common stock, par value $0.01 per share, of Big Content (the "Big Content Common Stock") as of the Closing shall be converted into and represent the right to receive, and shall be exchangeable for a pro rata portion of the merger consideration identified at Section 1.3(a) hereafter (the "Merger Consideration");


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            (ii) each share of capital stock of Big Content held in treasury as of the Effective Time shall be canceled without payment of any consideration therefor and without any conversion thereof;

            (iii) each share of common stock, par value $0.01 per share, of Newco (the "Newco Common Stock") issued and outstanding prior to the Effective Time shall be converted into and become a like number of fully paid and nonassessable shares of common stock, par value $0.01 per share, of the Surviving Corporation.

      (b) Transfer; Delivery of Certificates after Effective Time. From and after the Effective Time, there shall be no transfers on the stock transfer books of Big Content of shares of Big Content Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, certificates for shares of Big Content Common Stock that were outstanding immediately prior to the Effective Time shall be delivered to Big Content, they shall be canceled and exchanged for the consideration to be received therefor in connection with the Merger as provided in this Agreement.

      1.3 MERGER AND OTHER CONSIDERATION.

      (a) The Merger Consideration, consisting of the total purchase price payable to the stockholders of Big Content in connection with the acquisition by merger of Big Content, shall be delivered and shall consist exclusively of:

            (i) With respect to all issued and outstanding shares of Big Content held by James DiLorenzo ("DiLorenzo") and Livingston, there shall be delivered Thirty (30) shares of common stock, $0.01 par value per share, of Boxing (the "Boxing Common Stock"), of which Twenty-Four (24) such shares of Boxing Common Stock shall be delivered to Livingston, and Six
      (6) such shares of Boxing Common Stock to DiLorenzo; and

            (ii) With respect to all issued and outstanding shares of Big Content held by Mackin, a 10% Senior Promissory Note issued by Boxing to Mackin in the original principal amount of one million dollars ($1,000,000) in the form of Exhibit A hereto (the "Mackin Note").

      (b) As additional consideration, Livingston shall receive $50,000 upon the execution of this Agreement.

      (c) It is intended that the delivery of the Merger Consideration specified in Section 1.3(a)(i) shall qualify as a tax-free exchange under the Code.

      (d) The Boxing Common Stock issuable pursuant to Section 1.3(a)(i) shall be fully paid and non-assessable and shall be free and clear of all liens, levies and encumbrances, except that such shares shall be "restricted securities" pursuant to Rule 144 promulgated under the Securities Act of 1933, as amended (the "Securities Act").


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      1.4 ZENASCENT MERGER.

      (a) Subject to Section 1.4(b), on or after the Closing Date, Zenascent Newco Inc. ("ZN"), a Delaware corporation and a wholly owned subsidiary of Zenascent, Inc., a Delaware corporation ("Zenascent") shall merge with and into Boxing (the "Zenascent Merger") in accordance with the terms and conditions of the Amended and Restated Agreement and Plan of Merger, dated as of February 21, 2002, by and among Zenascent, ZN, Boxing, Cedric Kushner Promotions, Ltd., a New York corporation ("CKP"), Cedric Kushner and James DiLorenzo (the "Zenascent Merger Agreement"). As further described in the Zenascent Merger Agreement, upon the consummation of the Zenascent Merger, Boxing shall become a wholly-owned subsidiary of Zenascent and all outstanding shares of Boxing shall be exchanged for securities of Zenascent.

      (b) Promptly following the consummation of the Zenascent Merger, CKP shall reimburse Livingston and/or certain of its Affiliates (as designated by Livingston) in the amount of $100,000 in respect of certain expenses incurred by Livingston on behalf of or related to Big Content prior to the date hereof. As soon as reasonably practicable following the Zenascent Merger (given the available cash flow and expenses of Zenascent and Boxing), CKP shall reimburse Livingston and/or certain of its Affiliates (as designated by Livingston) in the amount of an additional $100,000 in respect of certain additional expenses incurred by Livingston on behalf of or related to Big Content prior to the date hereof.

      (c) Concurrently with the consummation of the Zenascent Merger, Zenascent, CKP, Boxing, Big Content and Livingston shall enter into a 10-year Consulting Agreement in the form of Exhibit B hereto (the "Livingston Consulting Agreement").

      1.5 ADDITIONAL RIGHTS; TAKING OF NECESSARY ACTION; FURTHER ACTION.


      Each of Boxing, Newco and Big Content, respectively, shall use their best efforts to take all such action as may be necessary and appropriate to effectuate the Merger under the DGCL as promptly as possible.

      1.6 NO FURTHER RIGHTS OR TRANSFERS.

      At and after the Effective Time, the Big Content Common Stock outstanding immediately prior to the Effective Time shall cease to provide the holder thereof any rights as a stockholder of Big Content, except for the right to surrender the certificate or certificates representing such shares and to receive the Merger Consideration to be received in the Merger as provided in this Agreement.

                             ARTICLE 2: THE CLOSING

      2.1 CLOSING DATE.

      Subject to satisfaction or waiver of all conditions precedent set forth in
Article 6 of this Agreement, the closing of the Merger (the "Closing") shall take place at the offices of Greenberg Traurig, LLP ("GT"), counsel to Boxing, at 200 Park Avenue, 15th Floor, New York, New York


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10166 on (a) the later of: (i) the first Business Day following the day upon which all appropriate Boxing, Newco and Big Content corporate action has been taken in accordance with Article 3 of this Agreement; or (ii) the day on which the last of the conditions precedent set forth in Article 6 of this Agreement is fulfilled or waived; or (b) at such other time, date and place as the parties may agree, but in no event shall such date be later than March 31, 2002, unless such date is extended by the mutual agreement of the parties. The date that the Closing occurs is referred to herein as the "Closing Date."

      2.2 CLOSING TRANSACTIONS.

      At or prior to the Closing, the following transactions shall occur:

      (a) Big Content shall take each of the following actions:

            (i) Big Content shall execute and deliver, and file or cause to be filed with the Secretary of State of the State of Delaware, the Certificate of Merger with such amendments thereto as the parties hereto shall deem mutually acceptable;

            (ii) Big Content shall execute and deliver to Boxing and Newco a certificate be executed by an authorized executive officer of Big Content
      (A) attesting to the fact that all representations and warranties made by Big Content in this Agreement are true and correct on and as of the Closing, as though originally given to Boxing and Newco on said date, (B) certifying that the Board and stockholders of Big Content have duly approved the Merger, this Agreement, and the transactions contemplated hereby in accordance with the DGCL and Big Content's Certificate of Incorporation and By-Laws (and attaching resolutions of such Board and stockholders evidencing the same) and (C) attesting to the fact that all actions required to be taken, and all other obligations, pursuant to this
      Section 2.2(a) and Section 6.1, have been taken or satisfied, as applicable.

            (iii) Big Content shall execute and deliver to Boxing and Newco a certificate of good standing from the Secretary of State of the State of Delaware, dated at or about the Closing Date;

            (iv) Big Content shall execute and deliver to Boxing and Newco such other documents and agreements as reasonably requested by Boxing and Newco to effectively consummate the transactions contemplated under this Agreement.

      (b) Boxing and/or Newco, as applicable, shall take each of the following actions:

            (i) Boxing shall execute and deliver to Big Content a certificate executed by an authorized executive officer of Boxing (A) attesting to the fact that all representations and warranties made by Boxing in this Agreement are true and correct on and as of the Closing, as though originally given to Big Content on said date and (B) certifying that the Board of Boxing has approved the Merger, this Agreement, and the transactions contemplated hereby in accordance with the DGCL and Boxing's Certificate of Incorporation and By-Laws (and attaching resolutions of such Board evidencing the same);


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            (ii) Newco shall execute and deliver to Big Content a certificate executed by an authorized executive officer of Newco (A) attesting to the fact that all representations and warranties made by Newco in this Agreement are true and correct on and as of the Closing, as though originally given to Big Content on said date, (B) certifying that the Board and stockholders of Newco have duly approved the Merger, this Agreement, and the transactions contemplated hereby in accordance with the DGCL and Newco's Certificate of Incorporation and By-Laws (and attaching resolutions of such Board and stockholders evidencing the same) and (C) attesting to the fact that all actions required to be taken, and all other obligations, pursuant to this Section 2.2(b) and Section 6.2, have been taken or satisfied, as applicable;

            (iii) Boxing shall execute and deliver to Big Content a certificate of good standing from the Secretary of State of the State of Delaware dated at or about the Closing Date;

            (iv) Newco shall execute and deliver to Big Content a certificate of good standing from the Secretary of State of the State of Delaware, dated at or about the Closing Date; and

            (v) Boxing and Newco shall execute and deliver to Big Content such other documents and agreements as reasonably requested by Big Content to effectively consummate the transactions contemplated under this Agreement; and

            (vi) Boxing shall deliver the Merger Consideration as contemplated under this Agreement.

      (c) The Surviving Corporation, Livingston and Mackin shall enter into a Pledge and Security Agreement, in the form of Exhibit C hereto (the "Security Agreement"), pursuant to which the Surviving Corporation will grant Livingston and Mackin a first-priority lien on all of its assets to secure (i) all obligations of Boxing under the Mackin Note and (ii) certain obligations of the Surviving Corporation under the Livingston Consulting Agreement.

                      ARTICLE 3: CERTAIN CORPORATE ACTION

      3.1 BIG CONTENT ACTION.

      Big Content shall cause to occur all corporate and stockholder action necessary to effect the Merger and to consummate the other transactions contemplated hereby.

      3.2 BOXING AND NEWCO CORPORATE ACTION.

      Boxing and Newco shall cause to occur all corporate and stockholder action necessary to effect the Merger and to consummate the other transactions contemplated hereby.


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                    ARTICLE 4: REPRESENTATIONS AND WARRANTIES

      4.1 REPRESENTATIONS AND WARRANTIES OF BIG CONTENT

      As a material inducement to Boxing and Newco to execute this Agreement and consummate the Merger and other transactions contemplated hereby, Big Content hereby makes the following representations and warranties to each of Boxing and Newco as of the date hereof, each of which representations and warranties shall be deemed repeated and reaffirmed in all material respects on and as of the Closing Date.

      (a) Corporate Existence and Power.

            (i) Big Content is a corporation duly formed and in good standing under the laws of the State of Delaware, and has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except where the failure to have any of the foregoing would not have a Material Adverse Effect. Big Content is duly qualified to do business as a foreign corporation in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except for those jurisdictions where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect. True, correct and complete copies of the Certificate of Incorporation and By-Laws of Big Content, as amended to date, are attached hereto as
      Schedule 4.1(a)(i) and are incorporated herein by reference.

            (ii) Except as set forth in Schedule 4.1(a)(ii), Big Content owns no direct or indirect equity interest in any other Person.

      (b) Due Authorization and Requisite Approvals.

            (i) This Agreement has been duly authorized, executed and delivered by Big Content and constitutes a valid and binding agreement of Big Content, enforceable against Big Content in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium, and other similar laws relating to, limiting or affecting the enforcement of creditors rights generally or by the application of equitable principles. As of the Closing Date, all corporate and stockholder action on the part of Big Content required under applicable law in order to consummate the Merger will have occurred; and

            (ii) The Board of Big Content has approved the execution of this Agreement and the consummation of the Merger and related actions contemplated hereby.

      (c) No Contravention. The execution and delivery of the Agreement by Big Content does not, and the consummation of the transactions contemplated hereby will not:

            (i) conflict with or result in any violation or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of a right or obligation or loss under, (A) the Certificate of Incorporation or By-Laws and/or other governing document, as applicable, of Big Content or (B) any


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      Contract or, to the best of its Knowledge, any Legal Restriction, applicable to Big Content or any of its properties or assets, or by which Big Content or any of its properties or assets is bound, or result in an Encumbrance on any of the assets of Big Content, except such as is not reasonably likely to have a Material Adverse Effect or prevent Big Content from consummating the transactions contemplated by this Agreement; or

            (ii) require any consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, except the filing of the Certificate of Merger with the Secretary of State of the State of Delaware.

      (d) Capitalization and Share Ownership. The authorized capital stock of Big Content consists of twelve million (12,000,000) shares, of which two million (2,000,000) are shares of Preferred Stock, $.01 par value per share, and ten million (10,000,000) are shares of Big Content Common Stock. There are currently ten million (10,000,000) shares of Big Content Common Stock outstanding, 1,600,000 of which are owned by Mackin, 6,400,000 of which are owned by Livingston and 2,000,000 of which are owned by James DiLorenzo (collectively, the "Big Content Stockholders"). The outstanding shares of capital stock of Big Content have been duly authorized and validly issued and are fully paid and nonassessable and free of preemptive rights. Except as set forth in this Section 4.1(d), there are outstanding (A) no shares of capital stock or other voting securities of Big Content, (B) no securities of Big Content convertible into or exchangeable for shares of capital stock or voting securities of Big Content and
(C) no options, warrants or other rights to acquire from Big Content or any other person, and no obligation of Big Content to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Big Content, and there are no agreements or commitments to do any of the foregoing. There are no voting trusts or voting agreements applicable to any shares of capital stock of Big Content. The Big Content Common Stock to be surrendered in the Merger will be owned of record and beneficially by the Big Content Stockholders, free and clear of all liens and encumbrances of any kind and nature, and have not been sold, pledged, assigned or otherwise transferred. There are no agreements (other than as set forth in this Agreement) to sell, pledge, assign or otherwise transfer such securities.

      (e) Investment Banking Fees. There is no investment banker, broker, finder or other similar intermediary which has been retained by, or is authorized by Big Content or any of its stockholders to act on its behalf, who might be entitled to any fee or commission from Big Content, or any of its affiliates or stockholders upon consummation of the transactions contemplated by this Agreement.

      (f) Statements And Other Documents Not Misleading. Neither this Agreement, including all exhibits and schedules and other closing documents, nor any other financial statement, document or other instrument heretofore or hereafter furnished by Big Content or Livingston to Boxing in connection with the Merger or the other transactions contemplated hereby, contains or will contain any untrue statement of any material fact or omit or will omit to state any material fact required to be stated in order to make such statement, information, document or other instruments, in light of the circumstances in which they are made, not misleading. There is no fact known to Big Content or Livingston which may have a Material Adverse Effect on the business, prospects, financial condition or results of operations of Big


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Content or of any of its properties or assets which has not been set forth in this Agreement as an exhibit or schedule hereto.

      4.2 REPRESENTATIONS AND WARRANTIES OF BOXING AND NEWCO.

      As a material inducement to Big Content to execute this Agreement and consummate the Merger and other transactions contemplated hereby, each of Boxing and Newco hereby makes the following representations and warranties to Big Content as of the date hereof, which representations and warranties shall be deemed repeated and reaffirmed in all material respects on and as of the Closing Date.

      (a) Corporate Existence and Power.

            (i) Each of Boxing and Newco is presently a corporation duly incorporated and in good standing under the laws of the State of Delaware, and has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except where the failure to have any of the foregoing would not have a Material Adverse Effect. Each of Boxing and Newco is duly qualified to do business as a foreign corporation in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except for those jurisdictions where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect. True, correct and complete copies of the Certificate of Incorporation and By-Laws of Boxing and Newco, as amended to date, are attached hereto as Schedule --------- 4.2(a) and are incorporated herein by reference. ------

            (ii) Boxing owns no equity interest in any entity, other than a 100% equity interest in (A) Cedric Kushner Promotions, Ltd., a wholly owned subsidiary of Boxing ("CKP") and (B) Cedric Kushner Sports Network, Ltd, an inactive New York corporation without any material liabilities.

      (b) Due Authorization and Requisite Approvals.

            (i) This Agreement and the other agreements described herein to which Boxing or Newco, as applicable, will become a party have been, or as of the Closing will be, duly authorized, executed and delivered by Boxing or Newco, as applicable, and constitute, or as of the Closing will constitute, a valid and binding agreement of Boxing or Newco, as applicable, enforceable against Boxing or Newco, as applicable, in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium, and other similar laws relating to, limiting or affecting the enforcement of creditors rights generally or by the application of equitable principles. As of the Closing all corporate action on the part of Boxing or Newco, as applicable, required under applicable law in order to consummate the Merger will have occurred; and

            (ii) The Boards of Boxing and Newco have approved the execution of this Agreement and the consummation of the Merger and related actions contemplated hereby.


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      (c) No Contravention. The execution and delivery of the Agreement by
Boxing and Newco does not, and the consummation of the transactions contemplated hereby will not:

            (i) conflict with or result in any violation or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of a right or obligation or loss under, (A) the Certificate of Incorporation or By-Laws of Boxing or Newco, as applicable or (B) any Contract or, to the best of their Knowledge, any Legal Restriction, applicable to Boxing or Newco, or any of their respective properties or assets, or by which Boxing or Newco or any of its respective properties or assets are bound, or result in an Encumbrance on any of the assets of Boxing or Newco, except such as is not reasonably likely to have a Material Adverse Effect or prevent Boxing or Newco from consummating the transactions contemplated by this Agreement; or

            (ii) require any consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, except the filing of the Certificate of Merger with the Secretary of State of the State of Delaware.

      (d) Capitalization and Share Ownership. The authorized capital stock of Boxing consists of 1,000 shares of Boxing Common Stock, of which 429.5 shares are outstanding. Except as set forth in this Section 4.2(d) and Schedule 4.2(d), there are outstanding (A) no shares of capital stock or other voting securities of Boxing, (B) no securities of Boxing convertible into or exchangeable for shares of capital stock or voting securities of Boxing and (C) no options, warrants or other rights to acquire from Boxing, and, other than as set forth in this Agreement, no obligations of Boxing to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Boxing, and there are no agreements or commitments to do any of the foregoing. There are no voting trusts or voting agreements applicable to any shares of capital stock of Boxing. Except as set forth in this Agreement or the Zenascent Merger Agreement, Boxing is not a party to any Contract to sell, pledge, assign or otherwise transfer any such securities.

      (e) Investment Banking Fees. There is no investment banker, broker, finder or other similar intermediary which has been retained by Newco or Boxing, or is authorized by Newco or Boxing, to act on its behalf, who might be entitled to any fee or commission from Boxing, Newco, Big Content or any of their respective affiliates upon consummation of the transactions contemplated by this Agreement.

      (f) Merger Consideration. The Boxing Common Stock to be issued to the Big Content stockholders pursuant to Section 1.3(a)(i) shall be duly authorized and validly issued, free and clear of all liens and encumbrances of any kind and nature.

      (g) Certain Disclosure. Each of Newco and Boxing acknowledges that it is aware of the disclosure concerning Big Content set forth on Schedule 4.2(g).

      (h) Statements And Other Documents Not Misleading. Neither this Agreement, including all exhibits and schedules and other closing documents, nor any other financial statement, document or other instrument heretofore or hereafter furnished by Boxing or Newco to Big Content in connection with the Merger or the other transactions contemplated hereby, contains or will contain any untrue statement of any material fact or omit or will omit to state any material fact required to be stated in order to make such statement, information, document or other instruments, in light of the circumstances in which they are made, not misleading. There is no fact known to Boxing which may have a Material Adverse Effect on the business financial condition or results of operations of Boxing or of any of their properties or assets which has not been set forth in this Agreement as an exhibit or schedule hereto.

      4.3 REPRESENTATIONS AND WARRANTIES OF LIVINGSTON AND MACKIN

      As a material inducement to Boxing and Newco to execute this Agreement and consummate the Merger and other transactions contemplated hereby, each of Livingston and Mackin hereby makes the following representations and warranties to each of Boxing and Newco as of the date hereof, each of which representations and warranties shall be deemed repeated and reaffirmed in all material respects on and as of the Closing Date.

      (a) Corporate Existence and Power. Each of Livingston and Mackin is an entity duly formed and in good standing under the laws of its jurisdiction of formation, and has all appropriate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except where the failure to have any of the foregoing would not have a Material Adverse Effect.

      (b) Due Authorization and Requisite Approvals.

            (i) This Agreement has been duly authorized, executed and delivered by Livingston and Mackin and constitutes a valid and binding agreement of Livingston and Mackin, enforceable against Livingston and Mackin in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium, and other similar laws relating to, limiting or affecting the enforcement of creditors rights generally or by the application of equitable principles; and

            (ii) The Boards or other governing Person, as applicable, of each of Livingston and Mackin has approved the execution of this Agreement and the consummation of the Merger and related actions contemplated hereby.

      (c) No Contravention. The execution and delivery of the Agreement by Livingston and Mackin does not, and the consummation of the transactions contemplated hereby will not:

            (i) conflict with or result in any violation or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of a right or obligation or loss under, (A) the Certificate of Incorporation or By-Laws and/or other governing document, as applicable, of Livingston or Mackin or (B) any Contract or, to the best of its Knowledge, any Legal Restriction, applicable to Livingston or Mackin, or any of their respective properties or assets, or by which Livingston or Mackin or any of their respective properties or assets is bound, or result in an Encumbrance on any of the assets of Livingston or Mackin, except such as is not reasonably likely to have a Material Adverse Effect or prevent Livingston or Mackin from consummating the transactions contemplated by this Agreement; or

      (d) require any consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, except the filing of the Certificate of Merger with the Secretary of State of the State of Delaware.

                      ARTICLE 5: AGREEMENTS OF THE PARTIES

      5.1 ACCESS TO INFORMATION.

      At all times prior to the Closing or the earlier termination of this Agreement in accordance with the provisions of Article 7, and in each case subject to Section 5.2 below, each of Boxing, Newco and Big Content shall provide to the other parties (and the other parties' authorized representatives) full access during normal business hours and upon reasonable prior notice to the premises, properties, books, records, assets, liabilities, operations, contracts, personnel, financial information and other data and information of or relating to such party (including without limitation all written proprietary and trade secret information and documents, and other written information and documents relating to intellectual property rights and matters), and will cooperate with the other party in conducting its due diligence investigation of such party. If so requested by Boxing, Big Content shall also provide such access to Zenascent or its authorized representatives.

      5.2 CONFIDENTIALITY; NO SOLICITATION.

      (a) Confidentiality of Big Content-Related Information. With respect to information concerning Big Content that is made available to Boxing pursuant to the terms of this Agreement (including, without limitation, the existence of this Agreement and the transactions contemplated hereby), Boxing agrees that it shall hold such information in strict confidence, shall not use such information except for the sole purpose of evaluating the Merger and related transactions and shall not disseminate or disclose any of such information other than to its directors, officers, employees, stockholders, affiliates, agents and representatives who need to know such information for the sole purpose of evaluating the Merger and the related transactions (each of whom shall be informed in writing by Boxing or its representatives of the confidential nature of such information and directed by Boxing in writing to treat such information confidentially). If this Agreement is terminated pursuant to the provisions of
Article 7, Boxing shall immediately return all such information, all copies thereof and all information prepared by Boxing based upon the same; provided, however, that one copy of all such material may be retained by Boxing's outside legal counsel for purposes only of resolving any disputes under this Agreement. The above limitations on use, dissemination and disclosure shall not apply to information that (i) is learned by Boxing from a third party entitled to disclose it; (ii) becomes known publicly other than through Boxing or any party who received the same through Boxing, provided that Boxing has no Knowledge that the disclosing party was subject to an obligation of confidentiality; (iii) is required by law or court order to be disclosed by Boxing; or (iv) is disclosed with the express prior written consent thereto of Big Content. Boxing shall undertake all necessary steps to ensure that the secrecy and confidentiality of such information will be maintained in accordance with the provisions of this paragraph (a). Notwithstanding anything contained herein to the contrary, in the event a party is required by court order or subpoena to disclose information which is otherwise deemed to be confidential or subject to the confidentiality obligations hereunder, prior to such disclosure, the disclosing party shall: (A) promptly notify the non-disclosing party and, if having received a court order or subpoena, deliver a copy of the same to the non-disclosing party; (B) cooperate with the non-disclosing party, at the expense of the non-disclosing party in, obtaining a protective or similar order with respect to such information; and (C) provide only such of the confidential information as the disclosing party is advised by its counsel is necessary to strictly comply with such court order or subpoena.

      (b) Confidentiality of Boxing-Related Information. With respect to information concerning Boxing that is made available to Big Content pursuant to the provisions of this Agreement (including, without limitation, the existence of this Agreement and the transactions contemplated hereby), Big Content agrees that it shall hold such information in strict confidence, shall not use such information except for the sole purpose of evaluating the Merger and the related transactions, and shall not disseminate or disclose any of such information other than to its directors, officers, employees, stockholders, affiliates, agents and representatives who need to know such information for the sole purpose of evaluating the Merger and the related transactions (each of whom shall be informed in writing by Big Content or its representatives of the confidential nature of such information and directed by such party in writing to treat such information confidentially). If this Agreement is terminated pursuant to the provisions of Article 8, Big Content agrees to return immediately all such information, all copies thereof and all information prepared by Big Content based upon the same; provided, however, that one copy of all such material may be retained by Big Content's outside legal counsel for purposes only of resolving any disputes under this Agreement. The above limitations on use, dissemination and disclosure shall not apply to information that (i) is learned by Big Content's from a third party entitled to disclose it; (ii) becomes known publicly other than through Big Content or any party who received the same through Big Content provided that Big Content has no Knowledge that the disclosing party was subject to an obligation of confidentiality; (iii) is required by law or court order to be disclosed by Big Content; or (iv) is disclosed with the express prior written consent thereto of Boxing. Big Content agrees to undertake all necessary steps to ensure that the secrecy and confidentiality of such information will be maintained in accordance with the provisions of this paragraph (b). Notwithstanding anything contained herein to the contrary, in the event a party is required by court order or subpoena to disclose information which is otherwise deemed to be confidential or subject to the confidentiality obligations hereunder, prior to such disclosure, the disclosing party shall: (A) promptly notify the non-disclosing party and, if having received a court order or subpoena, deliver a copy of the same to the non-disclosing party; (B) cooperate with the non-disclosing party at the expense of the non-disclosing party in obtaining a protective or similar order with respect to such information; and (C) provide only such of the confidential information as the disclosing party is advised by its counsel is necessary to strictly comply with such court order or subpoena.

      (c) No Solicitation. In consideration of the substantial expenditure of time, effort and money to be undertaken by Boxing in connection with the transactions contemplated by this Agreement, neither Big Content nor any of its affiliates will, prior to the earlier of the Closing or the termination of this Agreement directly or indirectly, through any officer, director, agent or otherwise: (i) solicit, initiate or encourage the submission of inquiries, proposals or offers from any person or entity relating to any acquisition or purchase of assets of or any equity interest in Big Content or any of their respective affiliates or any tender offer (including a self-tender offer), exchange offer, merger, consolidation, business combination, sale of a substantial amount of assets or sale of securities, liquidation, dissolution or similar transaction involving Big Content or any of their respective affiliates (a "Transaction Proposal"); (b) enter into or participate in any discussions or negotiations regarding a Transaction Proposal, or furnish to any other person or entity any information with respect to the business, properties or assets of Big Content or any of their respective affiliates in connection with a Transaction Proposal; or (c) otherwise cooperate in any way with, or assist or participate in, facilitate or encourage any effort or attempt by any other person to do or seek a Transaction Proposal. Big Content shall promptly notify Boxing if any such proposal or offer, or any inquiry or contact with any person or entity with respect thereto is made.

      5.3 INTERIM OPERATIONS.

      During the period from the date of this Agreement and continuing until the earlier of the Closing or the termination of this Agreement, Big Content agrees (except as expressly contemplated by this Agreement, including any exhibits and schedules hereto, or to the extent that Boxing shall otherwise consent in writing) that:

      (a) Ordinary Course. Big Content shall carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and, to the extent consistent with such business, use all reasonable efforts to preserve intact its present business organizations, keep available the services of its present officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it;

      (b) Dividends; Changes in Stock. Big Content shall not and shall not propose to (a) declare, set aside or pay any dividend, on, or make other distributions in respect of, any of its capital stock, (b) split, combine or reclassify any of its capital stock or issue, authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock (c) redeem, repurchase or otherwise acquire any shares of its capital stock or (d) otherwise change its capitalization or (e) propose to do any of the foregoing.

      (c) Issuance of Securities. Except as contemplated by this Agreement, Big Content shall not sell, issue, pledge, authorize or propose the sale or issuance of, pledge or purchase or propose the purchase of, any shares of its capital stock of any class or securities convertible into, or rights, warrants or options to acquire, any such shares or other convertible securities.

      (d) Governing Documents. Big Content shall not amend its Certificate of Incorporation or its By-Laws.

      (e) No Dispositions. Big Content shall not sell, lease, pledge, encumber or otherwise dispose of or agree to sell, lease, pledge, encumber or otherwise dispose of, any of its material assets.

      (f) Indebtedness. Big Content shall not incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or guarantee any debt securities of others.

      (g) Benefit Plans; Etc. Big Content shall not adopt or amend in any material respect any collective bargaining agreement or employee benefit plan.

      (h) Executive Compensation. Big Content shall not grant to any executive officer any increase in compensation or in severance or termination pay, or enter into any employment agreement with any executive officer.

      (i) Acquisitions. Big Content shall not acquire (by merger, consolidation or acquisition of stock or assets or otherwise) any corporation, partnership or other business organization or subdivision thereof, or make any investment by either purchase of stock or securities, contributions to capital, property transfer or purchase of any property or assets, of any other individual or entity.

      (j) Tax Elections. Big Content shall not make any material tax election or settle or compromise any material federal, state, local or foreign tax liability.

      (k) Waivers and Releases. Big Content shall not waive, release, grant or transfer any rights of material value or modify or change in any material respect any material contract, lease or other agreement.

      (l) Other Actions. Big Content shall not enter into any agreement or arrangement to do any of the foregoing actions or transactions described in this
Section 5.3. Big Content shall not take any action, or fail to take any action, that is reasonably likely to result in any of its representations and warranties set forth in this Agreement becoming untrue in any material respect.

      5.4 CONSENTS.

      Boxing, Newco and Big Content shall cooperate and use their best efforts to obtain, prior to the Closing, all licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and parties to contracts as are necessary for the consummation of the transactions contemplated by this Agreement; provided, however, that no loan agreement or contract for borrowed monies shall be repaid and no contract shall be amended materially to increase the amount payable thereunder or otherwise to be materially more burdensome in order to obtain any such consent, approval or authorization without first obtaining the written approval of the other parties hereto.

      5.5 ALL REASONABLE EFFORTS.

      Subject to the terms and conditions of this Agreement and to the fiduciary duties and obligations of the Boards of the parties hereto to their respective stockholders, as advised by their counsel, each of the parties to this Agreement shall use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations, or to remove any injunctions or other impediments or delays, legal or otherwise, as soon as reasonable practicable, to consummate the Merger and the other transactions contemplated by this Agreement.

      5.6 NOTIFICATION OF CERTAIN MATTERS.

      Big Content shall give prompt notice to Boxing, and Boxing shall give prompt notice to Big Content of (a) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which would cause any of its representations or warranties in this Agreement to be untrue or inaccurate in any material respect, as to Big Content, at or prior to the Closing, and, as to Boxing or Newco, as of the Closing and (b) any material failure of Big Content, on the one hand, or Boxing and Newco, on the other hand, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by them under this Agreement; provided, however, the delivery of any notice pursuant to this Section shall not limit or otherwise affect the remedies available to the party receiving such notice under this Agreement as expressly provided in this Agreement.

      5.7 EXPENSES.

      All costs and expenses incurred in connection with the Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses whether or not the Merger is consummated; provided that the costs and expenses of any filings with governmental authorities required in connection with the Merger shall be paid by Boxing.

      5.8 DOCUMENTS AT CLOSING.

      Each party to this Agreement agrees, subject to the terms and conditions of this Agreement, to execute and deliver at the Closing those documents identified in Section 2.2 that are required to be delivered by each such party.

      5.9 ZENASCENT MERGER

      Boxing shall (a) cause to occur all corporate and stockholder action necessary to effect the Zenascent Merger and (b) take all corporate action necessary to consummate the Zenascent Merger. Notwithstanding anything to the contrary herein, the parties hereto shall, upon the written request of any such party, take all actions reasonably required in order to unwind the Merger and the transactions occasioned thereby, and to restore the parties hereto to their respective positions prior to the consummation of the Merger and the carrying out of such transactions, in the event (i) the Zenascent Merger is not consummated on or before April 30, 2002 and (ii) the Livingston Consulting Agreement is not fully executed on or before April 30, 2002.

      5.10 TRANSFER OF CERTAIN ASSETS

      Each of Boxing, Newco, CKP hereby agrees that, for so long as there are any amounts owed or payable to Livingston or Mackin pursuant to Section 1.3, the Mackin Note and/or the Livingston Consulting Agreement, it and its successors and assigns, shall Transfer to the Surviving Corporation (and, in the case of Boxing, Boxing shall cause each of Cedric Kushner and James DiLorenzo to Transfer to the Surviving Corporation) all of their respective interest in and to any ideas, concepts, inventions, library, tapes, improvements, processes, patents, copyrights, trademarks or application for patents, copyrights or trademarks in connection with any boxing-related matters within the scope of the existing or contemplated business of Big Content and its subsidiaries which any of them (i) develop or conceive, alone or in conjunction with others or (ii) have conceived prior to the date hereof. The assets to be Transferred to the Surviving Corporation pursuant to this Section 5.10 shall include, without limitation, the assets specified in Schedule A to the Security Agreement.

              ARTICLE 6: CONDITIONS TO CONSUMMATION OF THE MERGER

      6.1 CONDITIONS TO OBLIGATIONS OF BIG CONTENT.

      The obligations of Big Content to consummate the Merger and the other transactions contemplated to be consummated by it at the Closing are subject to the satisfaction (or waiver by Big Content) at or prior to the Closing (or at such other time prior thereto as may be expressly provided in this Agreement) of each of the following conditions:

      (a) The representations and warranties of Boxing and Newco set out in this Agreement shall be true and correct in all material respects (other than representations and warranties that contain materiality qualifications which shall be true and correct in all respects) as of the date when made and at and as of the Effective Time, with the same force and effect as though made as of the Effective Time, except for changes expressly permitted by this Agreement or where such representations or warranties are expressly limited by their terms to a prior date;

      (b) Boxing and Newco shall have each complied (i) in a timely manner and in all material respects with the respective covenants and agreements or Boxing and Newco, as applicable, set out in this Agreement and (other than any such covenants or agreements which expressly state that they are to be performed at, upon or following the consummation of the Zenascent Merger) (ii) fully with their respective obligations under Sections 2.2(b) and 3.2 of this Agreement;

      (c) The Merger shall have been approved by Newco in accordance with the provisions of the DGCL;

      (d) All consents and approvals, as well as all filings with, and all necessary consents or approvals of, all federal, state and local governmental authorities and agencies, as are required under this Agreement, applicable law or any applicable contract or agreement (other than as contemplated by this Agreement) to complete the Merger shall have been secured; and

      (e) No statute, rule, regulation, executive order, decree, injunction or restraining order shall have been enacted, entered, promulgated or enforced by any court of competent jurisdiction or governmental authority that prohibits or restricts the consummation of the Merger or the related transactions.

      6.2 CONDITIONS TO BOXING'S OBLIGATIONS.

      The obligation of Boxing to consummate the Merger and the other transactions contemplated to be consummated by it at the Closing are subject to the satisfaction (or waiver by

Boxing) at or prior to the Closing (or at such other time prior thereto as may be expressly provided in this Agreement) of each of the following conditions:

      (a) The representations and warranties of Big Content, Livingston and Mackin set out in this Agreement shall be true and correct in all material respects (other than representations and warranties that contain materiality qualifications which shall be true and correct in all respects) as of the date when made and at and as of the Effective Time, with the same force and effect as though made as of the Effective Time, except for changes expressly permitted by this Agreement or where such representations or warranties are expressly limited by their terms to a prior date;

      (b) Big Content and Livingston shall have complied (i) in a timely manner and in all material respects with the respective covenants and agreements of Big Content or Livingston, as applicable, set out in this Agreement (other than any such covenants or agreements which expressly state that they are to be performed at, upon or following the consummation of the Zenascent Merger) and (ii) fully with their respective obligations under Sections 2.2(a) and 3.1 of this Agreement;

      (c) The Merger shall have been approved by Big Content in accordance with the provisions of the DGCL;

      (d) All consents and approvals, as well as all filings with, and all necessary consents or approvals of, all federal, state and local governmental authorities and agencies, as are required under this Agreement, applicable law or any applicable contract or agreement (other than as contemplated by this Agreement) to complete the Merger shall have been secured;

      (e) No statute, rule, regulation, executive order, decree, injunction or restraining order shall have been enacted, entered, promulgated or enforced by any court of competent jurisdiction or governmental authority that prohibits or restricts the consummation of the Merger or the related transactions.

                             ARTICLE 7: TERMINATION

      7.1 TERMINATION.

      This Agreement may be terminated and the Merger may be abandoned at any time prior to or at the Closing:

      (a) By mutual written consent of Boxing and Big Content.

      (b) By either Boxing or Big Content:

            (i) if the Closing shall not have occurred on or before March 31, 2002, unless otherwise extended in writing by all of the parties hereto; provided, however, that the right to terminate this Agreement under this
      Section 7.1(b)(i) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before that date (for purposes of this Section 7.1(b)(ii) only, Livingston's failure to fulfill any obligation hereunder shall be deemed a failure of Big Content to fulfill an obligation hereunder); or

            (ii) if any court of competent jurisdiction, or any governmental body, regulatory or administrative agency or commission having appropriate jurisdiction shall have issued an order, decree or filing or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and non-appealable.

      (c) By Big Content if any of the conditions specified in Section 6.1 have not been met or if satisfaction of such a condition is or becomes impossible (other than through the failure of Big Content or Livingston to comply with their respective obligations under this Agreement) and Big Content has not waived such conditions on or before the Closing; or

      (d) By Boxing if any of the conditions specified in Section 6.2 have not been met or if satisfaction of such a condition is or becomes impossible (other than through the failure of Boxing or Newco to comply with their respective obligations under this Agreement) and Boxing has not waived such condition on or before the Closing.

      7.2 NOTICE AND EFFECT OF TERMINATION.


      In the event of the termination and abandonment of this Agreement pursuant to Section 7.1, written notice thereof shall forthwith be given to the other party or parties specifying the provision pursuant to which such termination is made. Upon termination, this Agreement shall forthwith become void and all obligations of the parties under this Agreement will terminate without any liability on the part of any party or its directors, officers or stockholders and none of the parties shall have any claim or action against any other party, except that the provisions of this Section 7.2 and Sections 5.2, 5.7, 8.8 and
8.9 shall survive any termination of this Agreement. Nothing contained in this
Section 7.2 shall relieve any party from any liability for any breach of this Agreement other than in the event of a termination pursuant to Section 7.1.

      7.3 EXTENSION; WAIVER.

      Any agreement on the part of any party to any extension or waiver of the obligations or other acts, or the waiver of any inaccuracies in the representations or warranties, of any other party, shall be valid only if set forth in an instrument in writing signed on behalf of such party from whom such extension or waiver is requested.

      7.4 AMENDMENT AND MODIFICATION.

      This Agreement may be amended only by written agreement signed by each of the parties hereto.

                            ARTICLE 8: MISCELLANEOUS

      8.1 CERTAIN RESTRICTIONS ON THE TRANSFER OF ZENASCENT STOCK.

      For so long as (a) any amounts remain unpaid under the Mackin Note or the Consulting Agreement and (b) any shares of Series C Convertible Redeemable Preferred Stock, par value $0.01 per share, of Zenascent are held by Livingston, Boxing shall cause each of the Surviving Corporation and CKP not to Transfer any of their respective properties or assets, other than in the ordinary course of business, without the prior written approval of Livingston.

      8.2 SURVIVAL; REMEDIES.

      All representations, warranties, covenants and agreements of Boxing, Livingston and Mackin contained in or made pursuant to this Agreement shall survive the Closing for a period of two (2) years. The rights and remedies of the parties to this Agreement are cumulative, not alternative.

      8.3 NOTICES.

      All notices requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given on the date if delivered personally, or upon the next business day after it shall have been deposited with a nationally recognized overnight courier (such as Federal Express), or sent by telecopier, as follows (or at such other address or telecopier number for a party as shall be duly specified by like notice):


        (a) if to Boxing  or  Newco,       with a copy to:
         to it at:

        Cedric Kushner Boxing, Inc.        Greenberg Traurig, LLP
        1 Montauk Highway                  200 Park Avenue
        Southampton, New York 11968        New York, New York 10166
        Attn:  Cedric Kushner, President   Attn:  Michael B. Solovay, Esq.
        Telecopier:  (516) 726-7777        Telecopier:  (212) 801-6400

        (b)  f to Big Content, to it at:   with a copy to:

        c/o Cedric Kushner Boxing, Inc.    Law Offices of Harrison K. Chauncey
        1 Montauk Highway                  241 Bradley Place
        Southampton, New York 11968        Palm Beach, Florida 33480
        Attn:  Cedric Kushner, President   Attn:  Mark R. Brown, Esq.
        Telecopier:  (516) 726-7777        Telecopier:  (561) 833-9060

        (c) if to Livingston or Mackin,    with a copy to:
        to it at:

        241 Bradley Place                  Law Offices of Harrison K. Chauncey
        Palm Beach, Florida 33480          241 Bradley Place
        Attn:  Chester F. English          Palm Beach, Florida 33480
        Telecopier:  (561) 833-3001        Attn:  Mark R. Brown, Esq.
                                           Telecopier:  (561) 833-9060

      8.4 AGREEMENT; ASSIGNMENT.

      This Agreement, including all exhibits and schedules hereto, constitutes the entire Agreement among the parties with respect to its subject matter and supersedes all prior agreements and understandings, both written and oral, among the parties or any of them with respect to such subject matter and shall not be Transferred by operation of law or otherwise.

      8.5 BINDING EFFECT; BENEFIT.

      This Agreement shall inure to the benefit of and be binding upon the parties and their respective successors and permitted assigns. Nothing in this Agreement is intended to confer on any Person other than the parties to this Agreement or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

      8.6 HEADINGS.

      The descriptive headings of the sections of this Agreement are inserted for convenience only, do not constitute a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.

      8.7 COUNTERPARTS.

      This Agreement may be executed in any number of counterparts and/or delivered via facsimile, each of which counterparts shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument.

      8.8 GOVERNING LAW.

      This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the laws that might otherwise govern under principles of conflicts of laws applicable thereto.

      8.9 ARBITRATION.

      If a dispute arises as to the interpretation of this Agreement, it shall be decided finally in an arbitration proceeding conforming to the Rules of the American Arbitration Association applicable to commercial arbitration then in effect at the time of the dispute. Such arbitration proceeding shall be before a panel of three arbitrators, one of whom shall be selected by each of the parties thereto (or group of parties thereto whose interests are aligned in respect thereof) and the third of whom, who shall serve as the chairperson of such panel, shall be selected by the other two arbitrators selected hereunder. Such arbitration shall take place in New York, New York. The decision of the arbitrators shall be conclusively binding upon the parties and final, and such decision shall be enforceable as a judgment in any court of competent jurisdiction. In the case any action or dispute shall be brought hereunder, the losing party or parties thereto shall pay all attorney fees, court costs and fees and costs of the prevailing party or parties thereto incident to such action or dispute or the appeal thereof.

      8.10 SEVERABILITY.

      If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction, arbitration panel or other authority to be invalid, void, unenforceable or against applicable public or regulatory policy, the remainder of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

      8.11 CERTAIN DEFINITIONS.

      As used herein:

      (a) "AFFILIATE" shall have the meanings ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

      (b) "BIG CONTENT COMMON STOCK" shall have the meaning ascribed to such term in Section 1.2(a)(i).

      (c) "BOARD" shall mean the board of directors of the Person specified.

      (d) "BOXING COMMON STOCK" shall have the meaning ascribed to such term in
Section 1.3(a).

      (e) "BUSINESS DAY" shall mean any day other than a Saturday, Sunday or a day on which federally chartered financial institutions are not open for business in the City of New York, New York.

      (f) "CONTRACT" shall mean any loan or credit agreement, note, bond, mortgage, indenture, real property or other lease, or any other agreement.

      (g) "DEFINITIVE AMOUNT" shall have the meaning ascribed to such term in
Section 7.1(d).

      (h) "ENCUMBRANCE" shall mean any lien, encumbrance, pledge, hypothecation, claim or charge except for minor imperfections of title and encumbrances, if any, which either individually or in aggregate, are not material in amount and do not cause a Material Adverse Effect.

      (i) "KNOWLEDGE" shall mean the actual current knowledge of the party, and/or the executive management of the party to this Agreement, as the case may be, to whom knowledge is ascribed.

      (j) "LEGAL RESTRICTION" shall mean any statute, law, ordinance, rule, regulation permit, concession, license, judgment, order, or decree

      (k) "LIVINGSTON" shall have the meaning ascribed to such term in Section 1.3(a)(ii).

      (l) "LIVINGSTON CONSULTING AGREEMENT" shall have the meaning ascribed to such term in Section 1.4(c).

      (m) "MACKIN NOTE" shall have the meaning ascribed to such term in Section 1.3(a)(ii).

      (n) "MATERIAL ADVERSE EFFECT" shall mean any adverse effect on the business, condition (financial or otherwise) or results of operation of the relevant party and its subsidiaries, if any, which is material to such party and its subsidiaries, if any, taken as a whole.

      (o) "PERSON" means any individual, corporation, partnership, association, trust or other entity or organization, including a governmental or political subdivision or any agency or institution thereof.

      (p) "SURVIVING CORPORATION" shall have the meaning ascribed to such term in Section 1.1(a).

      (q) "TRANSFER" means to sell, pledge, hypothecate, assign or otherwise transfer.

      (r) "ZENASCENT" shall have the meaning ascribed to such term in Section 1.4(a).

      (s) "ZENASCENT MERGER" shall have the meaning ascribed to such term in
Section 1.4(a).

      (t) "ZENASCENT MERGER AGREEMENT" shall have the meaning ascribed to such term in Section 1.4(a).


       [Signatures of the parties hereto are set forth on following page]

      IN WITNESS WHEREOF, each of the undersigned has signed or has caused this Agreement to be signed by their respective officers hereunto duly authorized, all as of the date first written above.

                                         CEDRIC KUSHNER BOXING, INC.


                                 By:     /s/ Cedric Kushner
                                         -------------------------------------
                                         Cedric Kushner, President


                                         CEDRIC KUSHNER PROMOTIONS, LTD.


                                 By:     /s/ Cedric Kushner
                                         -------------------------------------
                                         Cedric Kushner, President


                                         BIG CONTENT ACQUISITION CORP.


                                 By:     /s/ Cedric Kushner
                                         -------------------------------------
                                         Cedric Kushner, President


                                         BIG CONTENT, INC.


                                 By:     /s/ James DiLorenzo
                                         -------------------------------------
                                         Name: James DiLorenzo
                                         Title: President


                                         LIVINGSTON INVESTMENTS, LLC


                                 By:     /s/ Chester F. English
                                         -------------------------------------
                                         Chester F. English, Managing Member



                                         MACKIN CHARITABLE
                                         REMAINDER TRUST


                                 By:     /s/ Adrenee English
                                         -------------------------------------
                                         Name: Adrenee English
                                         Title: Trustee

                                    EXHIBIT A

                           CEDRIC KUSHNER BOXING, INC.

                           10 % SENIOR PROMISSORY NOTE

                                SEE EXHIBIT 10.2

                                    EXHIBIT B

                              CONSULTING AGREEMENT

                                SEE EXHIBIT 10.6

                                    EXHIBIT C

                          PLEDGE AND SECURITY AGREEMENT

                                SEE EXHIBIT 10.8